UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Commercial National Financial Corporation

(Name of Registrant as Specified In Its Charter)

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PROXY STATEMENT

For The Annual Meeting Of Shareholders

To Be Held On May 18, 2004

GENERAL INFORMATION

The Annual Meeting

This Proxy Statement is provided for the solicitation of proxies by the Board of Directors of Commercial National Financial Corporation (the “Corporation”), a Pennsylvania business corporation, for use at the Annual Meeting of Shareholders on May 18, 2004 (the “Annual Meeting”), and at any and all adjournments or postponements thereof. This Proxy Statement and the form of proxy, together with the Corporation’s Annual Report to Shareholders for 2003, are being mailed on April 12, 2004, or as soon as possible thereafter, to all shareholders entitled to vote at the Annual Meeting.

At the Annual Meeting, the shareholders will be asked to consider and take action on the proposals listed below:

election as directors the five persons set forth in this Proxy Statement, each in a class of directors as set forth in the following pages;

ratification of the appointment of Beard Miller Company LLP, as independent auditors for the Corporation; and

  any other business as may be properly brought before the meeting.

The Board of Directors of the Corporation recommends the election of the five nominees for directors listed in this Proxy Statement.  The five nominees receiving the highest number of votes cast, including votes cast cumulatively, shall be elected as directors.  For all other purposes, other than election of directors, each share of stock is entitled to one vote.

Voting Rights and Requirements

Record Date.  The Board has fixed the close of business on April 9, 2004 as the Record Date for the determination of the shareholders entitled to notice of the Annual Meeting (and any postponements or adjournments thereof).  Accordingly, only the shareholders of record on the Record Date will be entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting.  The only class of stock of the Corporation presently issued and outstanding is common stock.  As of the Record Date, 3,430,376 shares of common stock were issued and outstanding and entitled to vote.

Voting Rights Generally.  Under the Bylaws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall constitute a quorum. Abstentions will be counted as present for purposes of determining the existence of a quorum. Abstentions and broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the vote on the election of directors or on the outcome of the proposal to ratify the appointment of Beard Miller Company LLP.

Cumulative Voting Rights.  The Articles of Incorporation of the Corporation provide that cumulative voting rights shall exist with respect to the election of directors.

Each shareholder entitled to vote shall have the right to vote the number of shares owned, for as many persons as there are directors to be elected in each class, or to cumulate such shares and give one nominee the whole number of such votes, or distribute the votes among any two or more nominees in each class.  For all other purposes, each share is entitled to one vote. Management of the Corporation reserves the right to instruct the proxy holders to vote cumulatively.

Voting and Revocation of Proxy

The shares of stock represented by each proxy properly signed and returned to the Corporation prior to the date of the Annual Meeting will be voted in the manner set forth in this Proxy Statement and in accordance with the instructions marked on the proxy enclosed.

A shareholder who returns a proxy may revoke it at any time before it is voted by delivering a written notice of revocation to Wendy S. Schmucker, Secretary of the Corporation, or by executing a later dated proxy and giving written notice thereof to the Secretary of the Corporation, or by voting in person at the Annual Meeting after giving written notice to the Secretary of the Corporation.

The cost of preparing, printing, and soliciting proxies will be paid by the Corporation.  In addition to the use of the mails, certain directors, officers and employees of the Corporation may solicit proxies personally.  Arrangements will be made with brokerage houses and other custodians, fiduciaries and nominees to forward proxy solicitation materials to the beneficial owners of stock held of record by these persons, and, upon request therefor, the Corporation will reimburse them for reasonable forwarding expenses.

ELECTION OF DIRECTORS

The Bylaws of the Corporation provide that the Board of Directors shall consist of not less than three directors, and shall be classified into three classes, each class to be elected for a term of three years.  The Board of Directors, within the limits set in the Bylaws, may from time to time fix the number of directors and the respective classifications.

The number of directors to constitute the entire board has been fixed by the Board of Directors at fifteen with five directors in each of three classes.  There are currently two vacancies on the Board of Directors. At the Annual Meeting, there shall be elected five directors as a class to serve until the Annual Meeting of shareholders in the year 2007.  John T. Babilya, George A. Conti, Jr., Frank E. Jobe, Steven H. Landers, and C. Edward Wible have been designated by the Nominating Committee and the Board of Directors as its nominees for election as directors at the Annual Meeting.

If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon.  In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board of Directors, that is, in favor of the election of the nominees listed on the proxy and in this Proxy Statement. With the exception of Steven H. Landers, all of the nominees are now and have been directors of the Corporation and of Commercial Bank of Pennsylvania (the “Bank”).

Other nominations for director may be made in accordance with procedures set forth in Section 9.1 of the Bylaws of the Corporation, which require written notice to the Secretary of the Corporation of any such nomination at least sixty days prior to the date of any meeting of the shareholders for the election of directors.  Such notice shall contain the following information to the extent known by the notifying shareholder:

  the name, address, and age of each proposed nominee;
  the number of shares of the Corporation owned by each proposed nominee;
  the total number of shares of the Corporation that will be voted for each proposed nominee;
  the name and address of the notifying shareholder; and
  the number of shares of common stock of the Corporation owned by the notifying shareholder.

the principal occupation of each proposed nominee;

Nominations not made pursuant to the foregoing procedures may be disregarded by the Chairman at the Annual Meeting.

Biographical Information for Director Nominees

Each nominee has consented to be named and to serve as a director, if elected.  If any nominee becomes unable to serve as a director, the proxies named in the proxy will vote for a substitute nominee selected and recommended by the Board of Directors of the Corporation.

The names and ages of the nominees, and the year each nominee began continuous service as a director of the Corporation, together with the principal occupation of each at present and for at least the previous five years, are as follows:

Nominees
Name	Age; Principal Occupation For The Past Five Years	Term Expires	Director Since

John T. Babilya	44, President, Chief Executive Officer and Co-owner Arc Weld, Inc. A precision custom-manufacturing firm servicing steel, mining, drilling, construction and electrical industries	2007	1999

George A. Conti, Jr.	65, Attorney at Law	2007	1996

Frank E. Jobe	82, Retired Former Executive Vice President of the Bank	2007	1990

Steven H. Landers	46, Vice President, Service R&L Development Company A land development company	2007	--

C. Edward Wible	58, Certified Public Accountant | Horner Wible & Terek, PC Certified Public Accountants	2007	1995

The Board of Directors of the Corporation recommends the election of the five nominees listed above for directors listed in this Proxy Statement.

Biographical Information for Continuing Directors

The remaining eight directors will continue to serve in their respective classes.  The following table, based in part on information received from the respective directors and in part on the records of the Corporation, sets forth information regarding each continuing director as of March 19, 2004.  There are currently 2 vacancies on the Board of Directors, one in the class whose term expires in 2005 and one in the class whose term expires in 2006. The Board intends to fill the vacancies in the future in accordance with the Bylaws of the Corporation.

Continuing Directors

Name	Age; Principal Occupation For The Past Five Years	Term Expires	Director Since

Richmond H. Ferguson	72, Attorney at Law	2005	1990

Dorothy S. Hunter	79, Vice President Latrobe Foundry Machine & Supply Company	2005	1990

John C. McClatchey	66, Retired, Former Chief Executive Officer, JCM Industries, Inc. Manufacturer of hardwood lumber and pallets	2005	1990

Joseph A. Mosso	72, Retired Former President, Mosso’s Pharmacy, Inc.	2005	1990

Dorothy S. Hunter, director, is the mother of Gregg E. Hunter, director.

On February 12, 2002, JCM Industries, Inc. filed a liquidation proceeding under Chapter 7 of the U.S. Bankruptcy Code with the U.S. Bankruptcy Court for the Western District of Pennsylvania.  John C. McClatchey, a director, was Chief Executive Officer, director and principal shareholder of JCM Industries, Inc.

Name	Age; Principal Occupation For The Past Five Years	Term Expires	Director Since

Gregg E. Hunter	45, Chairman, President and Chief Executive Officer of the Bank (2004 – present) Vice Chairman, President and Chief Executive Officer of the Corporation (2004 – present) Vice Chairman and Chief Financial Officer of the Corporation and the Bank (1995 ‑ 2004)	2006	1995

Joedda M. Sampson	51, President and Principal Owner Allegheny City Restorations, Inc. A development corporation engaged in restoring and developing historic properties and operating business entities that occupy them	2006	1999

Debra L. Spatola	47, President Laurel Valley Foods, Inc. Restaurateur	2006	1997

George V. Welty	57, Attorney at Law Chairman of the Corporation (2004 - present)	2006	1997

Gregg E. Hunter, director, is the son of Dorothy S. Hunter, director.

No nominee or continuing director is a director of any company, other than the Corporation, that is required to file reports with the Securities and Exchange Commission.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table sets forth, as of March 19, 2004, the name and address of each person who owns of record, or who is known by the Corporation, to be the beneficial owner of, more than five percent of the outstanding common stock, the number of shares beneficially owned by such person, and the percentage of the outstanding common stock so owned.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2)	Percent of Class

Gregg E. Hunter P. O. Box 3 Latrobe, PA 15650	551,940(3)	16.09%

Louis A. Steiner 430 Youngstown Ridge Road Ligonier, PA 15658	521,880 (4)	15.21%

Dorothy S. Hunter P. O. Box 28 Latrobe, PA 15650	494,760 (5)	14.42%

George A. Conti, Jr. 101 North Main Street Greensburg, PA 15601	231,600 (6)	6.75%

(1)    The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 19, 2004.  Beneficial ownership may be disclaimed as to certain of the securities.

Information furnished by the directors and the Corporation.

(3)    Includes 120,000 shares held as co-trustee of The Hunter Stock Trust, with shared voting and investment power, 240,000 shares held by Latrobe Foundry Machine & Supply Company. Gregg E. Hunter is a director of Latrobe Foundry Machine & Supply Company. Includes 131,760 shares held by Ridge Properties, Inc. Gregg E. Hunter is a 10% owner of Ridge Properties, Inc.

(4)    Includes 75,060 shares held by Mr. Steiner’s spouse, Barbara J. Steiner, 240,000 shares held by Latrobe Foundry Machine & Supply Company and 131,760 shares held by Ridge Properties, Inc.  Louis A. Steiner is a director and the president of each company.

(5)    Includes 120,000 shares held as co-trustee of The Hunter Stock Trust, with shared voting and investment power, 240,000 shares held by Latrobe Foundry Machine & Supply Company and 131,760 shares held by Ridge Properties, Inc.  Dorothy S. Hunter is a director and officer of each company.

(6)    Includes 79,260 shares held as trustee of the Corazzi Trust, 145,740 shares held as trustee of the Iorio Trust, 1,000 shares held as attorney in fact for Robert A. Anderson, and 2,000 shares held as attorney in fact for Letitia A. Anderson, each with sole voting and investment power, and 600 shares held as co-trustee of the Conti Trust, with shared voting and investment power.

BENEFICIAL OWNERSHIP BY OFFICERS, DIRECTORS AND NOMINEES

The following table sets forth as of March 19, 2004, the amount and percentage of the common stock beneficially owned by each continuing director, nominee, named executive officer, and all executive officers and directors of the Corporation as a group.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1) (2)	Percent of Class

John T. Babilya	2,508.07%
George A. Conti, Jr.	231,600(3)	6.75%
Richmond H. Ferguson	5,128.15%
Dorothy S. Hunter	494,760(4)	14.42%
Gregg E. Hunter	551,940(5)	16.09%
Frank E. Jobe	30,317.88%
Gerard R. Kunic (7)	1,000.03%
Steven H. Landers	1,800.05%
John C. McClatchey	3,000.09%
Joseph A. Mosso	25,603.75%
Joedda M. Sampson	1,000.03%
Debra L. Spatola	1,200.03%
Louis A. Steiner (7)	521,880(6)	15.21%
Louis T. Steiner (7)	40,085	1.17%
George V. Welty	4,787.14%
C. Edward Wible	2,000.06%
All executive officers a	1,055,088	30.76%
and directors as a group

(15 directors, 4 officers, 16 persons in total)

(1)    The securities “beneficially owned” by an individual are determined in accordance with the definitions of “beneficial ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after March 19, 2004.  Beneficial ownership may be disclaimed as to certain of the securities.

(2)    Information furnished by the directors and the corporation.

Includes 79,260 shares held as trustee of the Corazzi Trust, 145,740 shares held as trustee of the Iorio Trust, 1,000 shares held as attorney in fact for Robert A. Anderson, and 2,000 shares held as attorney in fact for Letitia A. Anderson, each with sole voting and investment power, and 600 shares held as co-trustee of the Conti Trust, with shared voting and investment power.

(4)    Includes 120,000 shares held as co-trustee of The Hunter Stock Trust, with shared voting and investment power, 240,000 shares held by Latrobe Foundry Machine & Supply Company and 131,760 shares held by Ridge Properties, Inc. Dorothy S. Hunter is a director and officer of each company.

(5)    Includes 120,000 shares held as co-trustee of The Hunter Stock Trust, with shared voting and investment power, 240,000 shares held by Latrobe Foundry Machine & Supply Company. Gregg E. Hunter is a director of Latrobe Foundry Machine & Supply Company.  Includes 131,760 shares held by Ridge Properties, Inc. Gregg E. Hunter is a 10% owner of that company.

(6)    Includes 75,060 shares held by Mr. Steiner’s spouse, Barbara J. Steiner, 240,000 shares held by Latrobe Foundry Machine & Supply Company and 131,760 shares held by Ridge Properties, Inc.  Louis A. Steiner is a director and the president of each company.

(7)    Louis A. Steiner, Louis T. Steiner and Gerard R. Kunic each resigned his position as officer and/or director of the Corporation and/or the Bank in the first quarter of 2004.

DIRECTORS’ MEETINGS AND COMMITTEES

It is the policy of the Corporation that the directors of the Corporation also serve as the directors of the Bank.  During 2003, the Board of the Corporation met six (6) times and the board of the Bank met twelve (12) times.  The Board of the Corporation has standing audit, executive compensation and nominating committees, each of which is more fully described below.

Audit Committee

The Board of the Corporation has an Audit Committee that consists of John T. Babilya, George A. Conti Jr., Debra L. Spatola and C. Edward Wible, each of whom is considered an “independent director” under the rules of Nasdaq and the SEC.  The Board has determined that Mr. Wible  qualifies as an audit committee financial expert within the meaning of the SEC regulations.

The role of the Audit Committee is to assist the board of directors in preserving the integrity of the financial information published by the Corporation through review of financial and accounting controls and policies, financial reporting systems, alternative accounting principles that could be applied and the quality and effectiveness of the independent auditors.

The Audit Committee meets quarterly, or more often as needed, with the Corporation’s internal auditor and staff to monitor and review compliance with regulations and internal policies and procedures and provides direct liaison with the Corporation’s audit department and board of directors.  The Audit Committee of the Corporation met five times during 2003.

The Audit Committee meets with the Corporation’s independent auditors as it deems necessary, not less often than annually, to facilitate and encourage private communication between the Audit Committee and the independent auditors.

The Audit Committee acts under a written charter first adopted and approved by the board of directors on May 16, 2000.  The charter was revised and approved by the board of directors on November 18, 2003.  A copy of the Audit Committee’s charter is attached as Appendix A to this Proxy Statement.

Audit Committee Report

The Audit Committee appointed Beard Miller Company LLP (“Beard”) as independent auditors of the Corporation for the fiscal year ended December 31, 2003. In overseeing the preparation of the Corporation’s financial statements, the Audit Committee has reviewed and discussed with both management and Beard all financial statements. The Audit Committee reviewed with Beard those matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications).

With respect to the Corporation’s independent auditors, the Audit Committee received from Beard the written disclosures and letter required by Independence Standards Board Standard No. 1. (Independence Discussions with Audit Committees) and discussed with Beard matters relating to that firm’s independence.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003.

                                The Audit Committee

                                C. Edward Wible, Chairman

                                John T. Babilya

                                George A. Conti Jr.

                                Debra L. Spatola

Executive Compensation Committee

The Board of the Corporation has an Executive Compensation Committee that consists of Joseph A. Mosso, Roy M. Landers, John C. McClatchey and George V. Welty.  The Executive Compensation Committee’s functions are described below in the executive compensation report.  In 2003 the Executive Compensation Committee met nine (9) times.

Executive Compensation Committee Report

To Our Shareholders:

Compensation for the executives of the Corporation and its wholly-owned subsidiary, the Bank, is set and paid at the Bank level.  The Executive Compensation Committee had the responsibility and authority to establish executive compensation for 2003.

The Executive Compensation Committee is composed of four independent directors, none of whom are former officers or employees of the Corporation or the Bank.  The Committee is responsible for setting the compensation of executive officers.  The following report describes the actions of the Committee regarding the compensation paid to the Chief Executive Officer and other executive officers by the Bank during 2003.  No compensation was paid by the Corporation to its executive officers.

The Bank’s salary structure for its Chief Executive Officer and other executives is based upon independent banking industry surveys which focus on banks similar in size, scope and geographic region to the Bank.  In addition, the relative value of each executive position to every other executive position is determined by the human resources division.  Using this data, a base salary, midpoint and range is established for each position.  The midpoint serves as a base salary target for executives performing their jobs competently.  Salary increases are based on individual performance and actual salary level relative to the midpoint of the incumbent’s salary range.

Salary decisions are based on performance criteria which include the Corporation’s earnings over the previous five-year period and the executive’s success in managing risk, optimizing income, controlling operating costs, improving service quality, developing management leadership and strengthening the institution’s competitive position.  The committee also considers the extent to which such goals as after-tax income as a percentage of average total assets, annual total asset growth and the capital ratios were met.

Utilizing the above criteria, the Committee set the annual compensation for Louis A. Steiner, Chairman, Louis T. Steiner, Vice Chairman, President and Chief Executive Officer, Gregg E. Hunter, Vice Chairman and Chief Financial Officer, and Gerard R. Kunic, Executive Vice President and Chief Operating Officer of the Bank, as shown in this Proxy Statement.

All employees, including the named executive officers, are included in the Employees’ Profit Sharing Retirement Plan described elsewhere in this Proxy Statement.

The compensation reported consists of base salaries paid and profit sharing earned in 2003 as determined by the Bank’s performance.  Neither the Chief Executive Officer nor the other named executive officers received a bonus for his service in 2003.

During 2003 the Bank entered into employment agreements with Louis T. Steiner and Gregg E. Hunter.

Executive Compensation Committee

Joseph A. Mosso, Chairman

Roy M. Landers

John C. McClatchey

George V. Welty

Compensation Committee Interlocks and Insider Participation

The Executive Compensation Committee of the Board of Directors of the Corporation is currently comprised of Joseph A. Mosso, Roy M. Landers, John C. McClatchey and George V. Welty, none of whom is or was at any time an executive officer of the Company.

Nominating Committee

The Board of the Corporation has a Nominating Committee that consists of Roy M. Landers, John C. McClatchey and Joseph A. Mosso, all of whom are “independent” as such term is defined in the SEC rules and the Nasdaq listing requirements.  The Nominating Committee met two (2) times during 2003.

The Nominating Committee is in the process of preparing and adopting a charter.  Upon completion, a copy of the charter will be available on the Corporation’s website or will be attached as an appendix to the next Proxy Statement.

Although the Nominating Committee does not currently have a formal written charter addressing the nominations process, the following is a brief description of the nominations process.  Typically, a director nominee candidate will be identified by one of the directors and then presented to the Nominating Committee for its evaluation and consideration.  The Nominating Committee will consider director candidates who have relevant business experience, are accomplished in their respective fields, and who possess the skills and expertise to make a significant contribution to the Board of Directors, the Corporation and its shareholders.  Director nominees should have high-leadership business experience, knowledge about issues affecting the Corporation and its subsidiaries and the ability and willingness to apply sound and independent business judgment.

The Nominating Committee will consider, as potential nominees for election to the Board of Directors, persons that are recommended by shareholders, provided that a complete description of the recommended persons’ qualifications, experience and background, together with a statement signed by each recommended person in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in writing to the attention of the Nominating Committee of the Board of Directors, c/o Commercial National Financial Corporation, 900 Ligonier Street, P.O. Box 429, Latrobe, PA 15650. A shareholder should not recommend himself or herself.  Recommendations must be submitted not less than 120 days prior to the distribution of the Proxy Statement.  The Board will apply the same criteria described above when considering potential nominees recommended by shareholders.

ATTENDANCE AT MEETINGS

During 2003 all directors attended at least seventy five percent of the combined total of meetings of the board of directors and each committee of which they were a member.

The Corporation does not have a stated policy with regard to director’s attendance at the annual meeting but expects all of its directors to attend.  All 15 Board members attended last year’s meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of the applicable forms, there was no director, officer or beneficial owner of more than 10 percent of the Corporation’s common stock who failed to file on a timely basis reports required by Section 16(a) of the 1934 Act during the most recent fiscal year.

COMPENSATION OF DIRECTORS

Directors of the Corporation and the Bank are paid a fee of $800 for attendance at meetings of the board of directors of the Corporation and the Bank, and in addition, directors who are not also officers of the Bank are paid $400 for attendance at meetings of the committees of the Bank.

A Directors Call Program was established by the Bank in 2002 as an opportunity for directors to earn shares of common stock of the Corporation.  Directors were awarded shares of common stock based on the number and type of referrals given to the Bank to increase its business volumes. The program is open to outside directors only. The following two directors were awarded shares of common stock in 2003:  John T. Babilya, one share; George V. Welty, seven shares.

EXECUTIVE OFFICERS’ COMPENSATION

Compensation of Executive Officers

The Corporation has not paid compensation of any kind to any officer of the Corporation.  All compensation was paid by the Bank, a subsidiary of the Corporation.

The following table sets forth certain information regarding compensation received during the past three years by the Chief Executive Officer and the other executive officers of the Corporation whose total annual compensation exceeded $100,000 for 2003.

SUMMARY COMPENSATION TABLE

Annual Compensation

Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)(1)

LOUIS A. STEINER(4)

Chairman of the Board of Directors of the Corporation and Vice Chairman of Commercial Bank of Pennsylvania and Commercial National Insurance Services, Inc.	2003	131,900	0	19,759
	2002	128,198	0	19,208
	2001	124,701	0	18,685

LOUIS T. STEINER(4)

Vice Chairman, President and Chief Executive Officer of the Corporation; Chairman, President and Chief Executive Officer of Commercial Bank of Pennsylvania, Commercial National Insurance Services, Inc. and Highview Trust Company	2003	156,171	0	23,797
	2002	139,861	0	21,412
	2001	134,594	0	20,792

GREGG E. HUNTER

Vice Chairman and Chief Financial Officer of the Corporation, Commercial Bank of Pennsylvania, Commercial National Insurance Services, Inc. and Highview Trust Company	2003	134,971	0	20,516
	2002	122,189	0	18,799
	2001	116,822	0	17,745

GERARD R. KUNIC(4)

Executive Vice President and Chief Operating Officer of Commercial Bank of Pennsylvania	2003	119,790	0	18,337
	2002	115,298	0	3,991(2)
	2001	31,578(3)	0	0
(1) Represents contributions made to the Employees’ Profit Sharing Retirement Plan.
(2) Gerard R. Kunic became eligible to participate in the Employees’ Profit Sharing Retirement Plan on October 1, 2002.
(3) Gerard R. Kunic commenced employment at the Bank on September 4, 2001.

(4) In January of 2004, each of Louis A. Steiner and Louis T. Steiner resigned their positions as an officer of the Corporation and its subsidiaries and ceased to be employed by the Corporation and its subsidiaries. In January of 2004, Gerard R. Kunic resigned his position as an officer of Commercial Bank of Pennsylvania and ceased to be employed by the Bank.

Employment Agreements

Gregg E. Hunter.  Mr. Hunter entered into an Employment Agreement with the Bank as of July 1, 2003.  The initial term of the Employment Agreement is three years, and such term will be automatically extended for successive one year periods unless either Mr. Hunter or the Bank provides notice at least 120 days prior to the end of the then current term of such party’s intent not to extend the term of the Employment Agreement.

The Employment Agreement provides for an annual base salary to be set on an annual basis by the Executive Compensation Committee of the Board of the Corporation. The Employment Agreement also provides that Mr. Hunter is eligible to receive a performance bonus based on the performance of Mr. Hunter and the Bank. The amount and payment of such bonus is in the sole discretion of the Executive Compensation Committee.

If Mr. Hunter’s employment is terminated either by the Bank without cause or by Mr. Hunter “for good reason”, Mr. Hunter is entitled to (a) payment of all accrued and unpaid annual salary and benefits through the date of such termination; and (b) payment of monthly severance payments equal to one-twelfth of the sum of (i) Mr. Hunter’s annual salary, plus (ii) the amount credited to Mr. Hunter’s account under the Bank’s Profit-Sharing Plan for the most recently completed fiscal year, for a period of twelve (12) months, or, at the discretion of the Board, a single sum payment equal to the discounted present value of such monthly payments (discounted at the prime rate in effect at the Bank’s principal banking subsidiary).  If Mr. Hunter’s employment is terminated due to a change in control of the Bank or the Holding Company, then Mr. Hunter shall receive the same payments as described above except that the amounts credited to Mr. Hunter’s account under the Bank’s Profit-Sharing Plan shall continue for a period of twenty-four (24) months.  If the employment is terminated for any other reason, Mr. Hunter’s severance is limited to accrued but unpaid salary and benefits.

Louis T. Steiner.   Mr. Steiner entered into an Employment Agreement with the Bank as of July 1, 2003.  The initial term of the Employment Agreement was three years, with such term to be automatically extended for successive one year periods unless either Mr. Steiner or the Bank provided notice at least 120 days prior to the end of the then current term of such party’s intent not to extend the term of the Employment Agreement.

The Employment Agreement provided for an annual base salary to be set on an annual basis by the Executive Compensation Committee of the Board of the Corporation. The Employment Agreement also provided that Mr. Steiner was eligible to receive a performance bonus based on the performance of Mr. Steiner and the Bank. The amount and payment of such bonus was to be in the sole discretion of the Executive Compensation Committee.

Under the Employment Agreement, if Mr. Steiner’s employment was terminated either by the Bank without cause or by Mr. Steiner “for good reason”, Mr. Steiner would have been entitled to (a) payment of all accrued and unpaid annual salary and benefits through the date of such termination; and (b) payment of monthly severance payments equal to one-twelfth of the sum of (i) Mr. Steiner’s annual salary, plus (ii) the amount credited to Mr. Steiner’s account under the Bank’s Profit-Sharing Plan for the most recently completed fiscal year, for a period of twelve (12) months, or, at the discretion of the Board, a single sum payment equal to the discounted present value of such monthly payments (discounted at the prime rate in effect at the Bank’s principal banking subsidiary).  If Mr. Steiner’s employment was terminated due to a change in control of the Bank or the Holding Company, then Mr. Steiner would have received the same payments as described above except that the amounts credited to Mr. Steiner’s account under the Bank’s Profit-Sharing Plan shall continue for a period of twenty-four (24) months.  If the employment was terminated for any other reason, Mr. Steiner’s severance would have been limited to accrued but unpaid salary and benefits.

Mr. Steiner resigned in January 2004 under terms approved by the Board. He is receiving payments from the Bank substantially as described above as if he had resigned “for good reason” and unrelated to a change in control.

PERFORMANCE GRAPH

      The graph appearing below compares the Corporation’s cumulative total shareholder returns with the performance of U.S. Companies in the Nasdaq Stock Market Index and with the Nasdaq Bank Stocks Index.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

210
190
170
150
130
110
90
70
50
DOLLARS
1998
1999
2000
2001
2002
2003
CNFC
NASDAQ U.S. CO.
NASDAQ BANKS

3222:

	1998	1999	2000	2001	2002	2003
CNAF	100	96	79	102	130	162
NASDAQ US CO	100	185	112	89	61	92
NASDAQ BANKS	100	96	110	119	122	157

Assumes that the value of the investment in the Corporation’s common stock and each index was $100 on December 31, 1998, and that all dividends were reinvested.

EMPLOYEES’ PROFIT SHARING

RETIREMENT PLAN

The Employees’ Profit Sharing Retirement Plan (the “Plan”) was created in 1977 and subsequently restated as required by IRS regulations.  Employees are eligible to join the Plan on the first of the month coincident with 12 months of employment, provided that the employee has accumulated 1,000 or more hours of service.  The amount to be contributed is determined by the board of directors of the Bank and is a percentage of the net profits of the Bank. The total amount of the annual contribution cannot exceed 15 percent of the total eligible compensation paid by the Bank to all participating employees.  There are no contributions made by the participating employees.

The Plan provides for the determination of an account for each participating employee with notice of the amount in that account to be given to the participating employee annually.  Distributions under the Plan can be made to participating employees upon retirement (either normal or early retirement as defined in the Plan), at death or disability of the participating employee or upon severing employment if either partially or fully vested.

The Plan provides for percentage vesting of 20 percent for the first three full years of service increasing 20 percent annually thereafter to 100 percent vesting after seven full years of participation.  The Plan provides rules in the event it becomes top-heavy.  The funds contributed into the Plan by the Bank will be administered and invested under the direction of the Plan trustees who are appointed by the directors of the Bank.

It is not possible to determine the extent of the benefits which any participant may be entitled to receive under the Plan on the date of termination of employment, since the amount of such benefits will be dependent, among other things, upon the future earnings of the Bank, the future compensation of the participants and the future earnings under the Plan.

TRANSACTIONS WITH DIRECTORS, NOMINEES, OFFICERS AND ASSOCIATES

In the ordinary course of its banking business, the Bank has and anticipates that it will continue to have transactions with certain directors and officers of the Corporation and the Bank and their associates.

To the extent such transactions consisted of extensions of credit of any material amount, they have been made in the ordinary course of the Bank’s business on substantially the same terms including interest charged and collateral required as those prevailing at the time for comparable transactions with other customers of the Bank and do not involve more than the normal risk of collectibility or present other unfavorable features.

AUDITOR AND AUDIT FEES

Independent Auditors

Beard Miller Company LLP (“Beard”) was appointed as the independent auditors for the Corporation and its subsidiaries for fiscal year ended December 31, 2003, and such appointment was ratified by the shareholders of the Corporation at the Annual Meeting held on May 20, 2003. Beard has certified the Corporation’s financial statements for the fiscal year ended December 31, 2000, and all fiscal years subsequent thereto.

The Audit Committee of the Corporation, at a meeting held November 18, 2003, selected Beard as the independent auditors for the Corporation for 2004.  A resolution will be presented at the Annual Meeting for the ratification by the shareholders of the appointment of Beard as the independent auditors for the Corporation.  Each shareholder may cast one vote for each share of common stock held by such shareholder.  The affirmative vote of the holders of a majority of the outstanding shares of common stock represented and entitled to vote at the Annual Meeting on such proposal is required to approve the proposal.  The Board of Directors recommends the shareholders vote in favor of the proposal to ratify the appointment of Beard as the Corporation’s independent auditors for the fiscal year ending December 31, 2004.

A representative of Beard will be present at the Annual Meeting with the opportunity to make statements and to respond to appropriate questions from shareholders.

Audit Fees and All Other Fees

The accounting fees are paid by the Corporation to Beard.  Beard renders no service to any director or principal officer of the Corporation or the Bank. There is no agreement to place any limit on current or future auditors’ fees.

Audit Fees.  Beard charged aggregate fees of $58,144 in 2003 and $51,786 in 2002 for audit of the Corporation’s consolidated financial statements and for its review of the interim financial statements included in the Corporation’s quarterly reports on Form 10-Q.

Audit Related Fees.  Fees to Beard for audit related services totaled approximately $0 in 2003 and approximately $0 in 2002.

Tax Fees.  Fees to Beard for tax services, including tax compliance, tax advice and tax planning, totaled approximately $0 in 2003 and $0 in 2002.

All Other Fees.  The aggregate fees billed by Beard for all other services not described above totaled approximately $9,707 in 2003 and $10,379 in 2002. Audit related services principally include insurance agency accounting and allowance for loan loss issues.

            The Corporation has been advised by Beard that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Corporation or its subsidiaries.

Audit Services

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Beard, was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  The charter of the Audit Committee provides for pre-approval of audit, audit-related, tax services and other services on an annual basis, including a review of the independent auditor’s audit procedures and risk assessment process in establishing the scope of the services, proposed fees and reports to be rendered.

SHAREHOLDER COMMUNICATIONS

Shareholders may contact the Board of Directors by writing them c/o Board of Directors, Commercial National Financial Corporation, 900 Ligonier Street, P.O. Box 429, Latrobe, PA 15650, Attention: Wendy Schmucker.  Ms. Schmucker will deliver any correspondence to the Chairman of the Board or to any specifically identified director.

SHAREHOLDER PROPOSALS -

ANNUAL MEETING

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Corporation’s proxy material for its 2005 annual meeting of shareholders, must deliver such proposal not later than December 14, 2004, in writing to:

Chairman of the Board

Commercial National Financial Corporation

900 Ligonier Street

P.O. Box 429

Latrobe, PA 15650

If a shareholder intends to timely submit a proposal at the 2005 Annual Meeting, which is not required to be included by the Corporation in the proxy statement and form of proxy relating to that meeting, the shareholder must provide the Corporation with notice of the proposal no later than March 1, 2005. If such shareholder intends to do so, or if such shareholder fails to give timely notice of his intention to solicit proxies, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2005 Annual Meeting.

OTHER MATTERS

The Board of Directors and the principal officers of the Corporation do not intend to present to the Annual Meeting any business other than as set forth in the Notice of Annual Meeting and this Proxy Statement.

The Corporation knows of no other business to be presented for action at the Annual Meeting.  If, however, any other business should properly come before the Annual Meeting, or any adjournment thereof, the proxy holders intend to vote shares in accordance with recommendations of the Board of Directors of the Corporation.

By Order of the Board of Directors,

            Wendy S. Schmucker

            Secretary

AUDIT COMMITTEE CHARTER

As of November 18, 2003

I. PURPOSE

The purpose of the Audit Committee (the “Committee”) of Commercial National Financial Corporation (the “Company”) is to assist the board of directors in fulfilling its oversight responsibilities regarding (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s internal audit function and independent auditors and (5) the establishment of procedures for handling whistleblower complaints in accordance with Section 301 of the Sarbanes-Oxley Act of 2002.The Audit Committee will also prepare the report that SEC rules require be included in the Company’s annual proxy statement.

II. AUTHORITY

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

Appoint, compensate, and oversee the work of the public accounting firm engaged for the Company to conduct the annual audit. This firm will report directly to the Committee.

Review and approve management’s appointment and termination of the chief auditor.  Review and approve management’s annual performance appraisal of the chief auditor.

  Resolve any disagreements between management and the independent auditor regarding financial reporting.
  Pre-approve all auditing and permitted non-audit services performed by the Company’s independent auditor.
  Retain independent counsel, accountants, or others to advise the Committee or assist in the conduct of an investigation.
  Seek any information it requires from employees--all of whom are directed to cooperate with the Committee's requests--or external parties.
  Meet with Company officers, external auditors, or outside counsel, as necessary.

III. COMPOSITION

The Committee will consist of at least three members of the board of directors. The board nominating committee will appoint Committee members and the Committee chair.

Each Committee member will be both independentand financially literate as defined by the Securities and Exchange Commission (“SEC”) and Nasdaq rules and guidelines. At least one member shall be designated as the “audit committee financial expert,” as defined by SEC and Nasdaq rules and guidelines.

IV. MEETINGS

The Committee will meet at least four times a year,with authority to convene additional meetings, as circumstances require. All Committee members are expected to attend each meeting. The Committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will meet separately, periodically, with management, with internal auditors and with the independent auditor.It will also meet periodically in executive session. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes will be prepared.

V. RESPONSIBILITIES

The Committee will carry out the following responsibilities:

Financial Statements

Review significant accounting and reporting issues and understand their impact on the financial statements. These issues include:

Complex or unusual transactions and highly judgmental areas

Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles

The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company

Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

Review with management and the independent auditor the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

Review and discuss the interim quarterly and the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Review disclosures made by CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

Discuss earnings press releases (particularly use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The Committee does not need to discuss each release in advance.

Internal Control

Consider the effectiveness of the Company's internal control system, including information technology security and control.

Understand the scope of internal and external auditors' review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management's responses.

Internal Audit

Review with the chief auditor the charter, plans, activities, staffing, and organizational structure of the internal audit function.

Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the chief audit executive.

Review the effectiveness of the internal audit function, including compliance with The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

On a regular basis, meet separately with the chief audit executive to discuss any matters that the Committee or internal audit believes should be discussed privately.

External Audit

Review the independent auditors' proposed audit scope and approach, including coordination of audit effort with internal audit.

Review the performance of the independent auditor, and exercise final approval on the appointment or discharge of the independent auditor. In performing this review, the Committee will:

At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

Take into account the opinions of management and internal audit.

Review and evaluate the lead partner of the independent auditor.

Present its conclusions with respect to the independent auditor to the Board.

Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

Present its conclusions with respect to the independent auditor to the full board.

Set clear hiring policies for employees or former employees of the independent auditors.

At least annually, or as needed, meet separately with the independent auditor to discuss any matters that the Committee or auditor believe should be discussed privately.

Compliance

Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) of any instances of noncompliance.

Establish procedures for:

The receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters; and

The confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Review the findings of any examinations by regulatory agencies, and any auditor observations.

Review the process for communicating the code of conduct to Company personnel, and for monitoring compliance therewith.

Obtain at least annually, updates from management and Company legal counsel regarding compliance matters.

Reporting Responsibilities

Regularly report to the board of directors about Committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function.

Provide an open avenue of communication between internal audit, the independent auditor, and the board of directors.

Report annually to the shareholders, describing the Committee's composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

Review any other reports the Company issues that relate to Committee responsibilities.

7.         Other Responsibilities

Discuss with management the Company’s major policies with respect to risk assessment and risk management.

Perform other activities related to this charter as requested by the board of directors.

Institute and oversee special investigations as needed.

Review and assess the adequacy of the Committee charter annually, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

Confirm annually that all responsibilities outlined in this charter have been carried out.

Evaluate the internal audit department’s performance at least annually.

The undersigned appoints John T. Babilya, George A. Conti, Jr., Debra L. Spatola and C. Edward Wible and each of them as true and lawful proxies with full power of substitution, to vote and act for the undersigned at the annual meeting of shareholders of COMMERCIAL NATIONAL FINANCIAL CORPORATION to be held May 18, 2004,  at 2 p.m.  at  the   corporate  office   center

located at 900 Ligonier Street, Latrobe, Pennsylvania  and at any adjournment thereof, as fully as the undersigned could vote and act if personally present on the matters set forth on this proxy, and in their discretion on such other matters as may properly come before the meeting.

Please date, sign and promptly return this proxy card using the enclosed envelope.

Shareholders:	,	2004
Enter date above
and then sign here
exactly as name
is printed.

The shares represented by this proxy will be voted FOR

on all matters unless the undersigned specifies otherwise.

Elect John T. Babilya, George A. Conti, Jr., Frank E. Jobe,

Steven H. Landers and C. Edward Wible, as directors, in a class for a term expiring at the annual meeting in the year 2007, EXCEPT

VOTE WITHHELD FROM FOLLOWING NOMINEES:

Ratify the appointment of Beard Miller Company LLP,

                as independent auditors for the corporation.

The board of directors recommends a

vote FOR all items.

FOR	WITHHELD

FOR	AGAINST	ABSTAIN

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

ON MAY 20, 2003

To The Shareholders:

Notice hereby is given that the Annual Meeting of Shareholders of Commercial National Financial Corporation will be held at its office, 900 Ligonier Street, Latrobe, Pennsylvania, on Tuesday, May 18, 2004, at 2 p.m. for the following purposes:

election of five directors, each for a term of three years;

ratification of the appointment of Beard Miller Company LLP, as independent auditors for the Corporation; and

transaction of such other business as may come properly before the meeting, and any adjournment or postponement thereof.

Only those shareholders of record as of the close of business on April 9, 2003, shall be entitled to notice of and to vote at the meeting.

Enclosed are a proxy statement, a form of proxy and an addressed return envelope. Please mark, date, sign and promptly return the proxy in the envelope provided, whether or not you plan to attend the meeting. If you attend the meeting you may then withdraw your proxy and vote in person.

            Your prompt response will be appreciated.

By order of the Board of Directors,

Wendy S. Schmucker, Secretary

April 12, 2004